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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Document Sciences Corporation of our report dated January 22, 1997, included in the 1996 Annual Report to Stockholders of Document Sciences Corporation.

     We also consent to the incorporation by reference in the Registration Statements (Form S-8) of our report dated January 22, 1997, with respect to the consolidated financial statements of Document Sciences Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
March 21, 1997